                                  EXHIBIT 23.3

                 CONSENT OF RUBIN, BROWN, GORNSTEIN & CO. LLP





INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement of Mail-Well, Inc. on Form S-8 of our reports dated March 6, 1998 (except for Notes 7 and 13, which are dated May 15, 1998 and May 22, 1998, respectively) and March 7, 1997 (except for Note 7, which is dated March 24,
1997) appearing in Amendment No. 1 to Current Report on Form 8-K/A of Mail-Well, Inc. dated May 30, 1998.

Rubin, Brown, Gornstein & Co. LLP

/s/ Rubin, Brown, Gornstein & Co. LLP

St. Louis, MO
August 13, 1998